Exhibit 10.8


Executive Severance Agreement Dated March 31, 2001.



Halifax Corporation, in consideration of your continued employment with the Company through March 31, 2002, agrees to pay to you the sum of $100,000, as a severance payment. The payment will be made to you based upon your current base salary rate, and will be paid on normal payroll payment dates subsequent to March 31, 2002, until the entire amount of $100,000 has been paid to you. You agree to provide the Company with at least 90 days notice prior to March 31, 2002, in the event you decide to terminate your employment with the Company as of March 31, 2002.



                              /s/John Toups
                              John Toups
                              Halifax Compensation Committee



                              /s/John Grover
                              John Grover
                              Halifax Compensation Committee


Charles McNew
CEO & President, Halifax Corporation

Agreed and accepted this 31st day of
March 2001.


/s/Charles L. McNew
Charles L. McNew